EXHIBIT 99.1

AMENDED AND RESTATED BYLAWS

OF

ONTO INNOVATION INC.

(As Amended Effective January 22, 2020)

i

3.10.	ACTION BY UNANIMOUS CONSENT OF DIRECTORS	13
3.11.	FEES AND COMPENSATION OF DIRECTORS	13
3.12.	REMOVAL OF DIRECTORS	13

ARTICLE IV. COMMITTEES		13

4.1.	COMMITTEES OF DIRECTORS	13
4.2.	COMMITTEE MINUTES	14
4.3.	MEETINGS AND ACTION OF COMMITTEES	14

ARTICLE V. OFFICERS		14

5.1.	OFFICERS	14
5.2.	APPOINTMENT OF OFFICERS	14
5.3.	SUBORDINATE OFFICERS	14
5.4.	REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES	15
5.5.	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	15
5.6.	AUTHORITY AND DUTIES OF OFFICERS	15

ARTICLE VI. INDEMNITY		15

6.1.	INDEMNIFICATION OF DIRECTORS AND OFFICERS	15
6.2.	INDEMNIFICATION OF OTHERS	16
6.3.	SUCCESSFUL DEFENSE	16
6.4.	PAYMENT OF EXPENSES IN ADVANCE	16
6.5.	CLAIMS	16
6.6.	INDEMNITY NOT EXCLUSIVE	17
6.7.	INSURANCE	17
6.8.	OTHER SOURCES	17
6.9.	THE CORPORATION	17
6.10.	EMPLOYEE BENEFIT PLANS	17
6.11.	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	18

ARTICLE VII. GENERAL MATTERS		18

7.1.	CHECKS	18
7.2.	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	18
7.3.	STOCK CERTIFICATES; PARTLY PAID SHARES	18
7.4.	SPECIAL DESIGNATION ON CERTIFICATES	19
7.5.	LOST CERTIFICATES	19
7.6.	CONSTRUCTION; DEFINITIONS	19
7.7.	DIVIDENDS	19
7.8.	FISCAL YEAR	20
7.9.	SEAL	20
7.10.	TRANSFER OF STOCK	20
7.11.	STOCK TRANSFER AGREEMENTS	20
7.12.	REGISTERED STOCKHOLDERS	20
7.13.	EXCLUSIVE FORUM	20

ARTICLE VIII. AMENDMENTS		21

ii

ARTICLE I.

CORPORATE OFFICES

1.1REGISTERED OFFICE

The address of the corporation’s registered office of the corporation shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2.OTHER OFFICES

The corporation’s board of directors (the “board of directors”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1.PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, either within or without the State of Delaware, as may be designated by the board of directors from time to time or in the manner provided in these bylaws.  In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2.ANNUAL MEETING

If required by applicable law, an annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may properly come before the meeting.  The date, time and place, if any, of the annual meeting shall be determined by the board of directors.  The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

2.3.SPECIAL MEETING

A special meeting of the stockholders may be called as provided in the certificate of incorporation.

No business may be transacted at such special meeting otherwise than specified in the notice of such meeting provided pursuant to Section 2.4 of these bylaws.  The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the board of directors.

2.4.NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.5.	ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

(i)Advance Notice of Stockholder Nominations

Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (1) pursuant to the corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the board of directors or any duly authorized committee thereof or (3) by any stockholder of the corporation entitled to vote in the election of directors at the meeting who was a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the secretary of the corporation and who complies with the notice procedures set forth in this Section 2.5.  For any nomination to be properly brought before an annual meeting by any stockholder pursuant to clause (3) of this Section 2.5(i), such nomination shall be made pursuant to timely notice in writing to the secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which owned beneficially and of record by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) such person’s written consent to being named in the corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the corporation’s books, of such stockholder, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such nomination, (v) a description of all agreements, arrangements or understandings between or among such stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, and any other person or persons (naming such person or persons) relating to the nomination, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)Advance Notice of Stockholders Business

At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be proposed only: (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any duly authorized committee thereof, or (c) by any stockholder of the corporation entitled to vote at the meeting who was a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the secretary of the corporation and who complies with the notice procedures set forth in this Section 2.5.  Business to be brought before the meeting by a stockholder shall be considered properly brought only if the stockholder has given timely notice thereof in writing to the secretary of the corporation in accordance with this Section 2.5 and such proposed business constitutes a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (ii) the name and address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of the corporation, which are owned beneficially or of record by the stockholder and beneficial owner, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to adopt the proposal and/or (y) otherwise solicit proxies from stockholders in support of such proposal, (vi) any material interest of the stockholder or beneficial owner in such business, (vii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (viii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation and (vii) any other information relating to such stockholder and beneficial owner, if any, that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The foregoing notice requirements of this Section 2.5(ii) shall be deemed satisfied by a stockholder with respect to any business for which the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(iii)Special Meetings of Stockholders

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or any committee thereof or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of notice provided for in this Section 2.5 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.5 (which shall include all of the information, agreements and representations required by Section 2.5(i) as if such stockholder was nominating such person or persons for election at an annual meeting) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting at which directors are to be elected.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv)General

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5.  The chairman of the meeting shall have the power and duty to determine and declare whether a nomination was properly made or business was properly brought before the meeting, in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination or any such business not properly brought before the meeting shall be disregarded.  Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 2.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of any stockholder’s notice as described above.

Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5 (including paragraphs (i)(3), (ii)(c) and (iii) hereof), and compliance with paragraphs (i)(3), (ii)(c) and (iii) of this Section 2.5 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of Section 2.5(ii), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.5 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules or regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Notwithstanding anything in Section 2.5(i) to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which stockholder nominations would otherwise be due under Section 2.5(i) and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.5(i) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

2.6.MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Without limiting the foregoing, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission permitted by applicable law.  For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Without limiting the foregoing, any notice to stockholders given by the corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given.  Any such consent shall be revocable by the stockholders by written notice to the corporation.  Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice as set forth in this Section 2.6 shall be deemed to have consented to receiving such single written notice.

2.7.QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8.ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date so fixed for notice of the adjourned meeting.

2.9.CONDUCT OF BUSINESS

Meetings of stockholders shall be presided over by the chairman of the board of directors, if any, or in his or her absence by a person designated by the board of directors, or in the absence of a person so designated by the board of directors, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy.  The secretary, or in his or her absence, an assistant secretary, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

The board of directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof and limitations on the time allotted to questions or comments by participants.  The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10.VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law or by the certificate of incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this bylaw, “a majority of the votes cast” shall mean that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or represented by proxy and entitled to vote thereon.

2.11.WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a waiver, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.12.RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which (i) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting (which date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date for determining the stockholders entitled to notice of the meeting, that a later date on or before the date of the meeting shall be the date for making such determination), and (ii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

2.13.PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it satisfies the requirements to qualify as irrevocable under the Delaware General Corporation Law.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

2.14.LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.  The list of stockholders must also be open to examination at the meeting as required by applicable law.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15.INSPECTORS OF ELECTIONS

The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or three inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III.

DIRECTORS

3.1.POWERS

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2.NUMBER OF DIRECTORS

The number of directors that shall constitute the entire board of directors shall be determined from time to time by resolution adopted by the board of directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  This Section 3.2 of the bylaws shall not be amended or repealed (including by the adoption of additional bylaw provisions in other Sections) by the board of directors except by the affirmative vote of 66 2/3% of the members then serving on the board of directors.

3.3.ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

A director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, or until to such director’s earlier death, resignation, disqualification or removal from office.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.  Elections of directors need not be by written ballot.

3.4.RESIGNATION AND VACANCIES

(a) Any director may resign at any time upon notice in writing or by electronic transmission to the corporation.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the corporation.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies in accordance with this Section 3.4, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

(b) Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all stockholders having the right to vote as a single class shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director;

(ii) Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the certificate of incorporation or these bylaws, vacancies and newly created directorships of such class or series shall be filled only by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.

Any director elected pursuant to this Section 3.4 shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.

3.5.PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors, or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

3.6.REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7.SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered to each director personally, by telephone, by first-class mail addressed to each director at that director’s address as it is shown on the records of the corporation or by other means of electronic transmission.  If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting.  If the notice is delivered personally, by telephone or by other means of electronic transmission, it shall be delivered personally, by telephone or by such means of electronic transmission at least twenty-four (24) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8.QUORUM; VOTING

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, or these bylaws.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

3.9.WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the certificate of incorporation, or these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10.ACTION BY UNANIMOUS CONSENT OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission.

3.11.FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.12.REMOVAL OF DIRECTORS

Except for such additional directors, if any, as are elected by the holders of any series of preferred stock as provided for or fixed pursuant to the certificate of incorporation, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors, voting together as a single class.

ARTICLE IV.

COMMITTEES

4.1.COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, with each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaws of the corporation and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

4.2.COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3.MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum and voting), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members to the extent that such provisions do not already govern the conduct of committees; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee and that special meetings of committees may also be called by resolution of the board of directors.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws or the certificate of incorporation.

ARTICLE V.

OFFICERS

5.1.OFFICERS

The officers of the corporation shall be a chief executive officer, a secretary, and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.  Any number of offices may be held by the same person.

5.2.APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3.SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4.REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Any vacancy occurring in any office of the corporation, except such offices as may be filled in accordance with the provisions of Section 5.3 of these bylaws, shall be filled by the board of directors.

5.5.REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares, securities or equity interests of any other corporation or entity standing in the name of this corporation.  The authority granted herein may be exercised by such person directly or delegated to an attorney or agent.

5.6.AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

ARTICLE VI.

INDEMNITY

6.1.INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.  Except as otherwise provided in Section 6.5, the corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the board of directors.

6.2.INDEMNIFICATION OF OTHERS

The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

6.3.SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1, or in defense of any claim, issue or matter therein, such person shall be indemnified to the fullest extent permitted by law against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4.PAYMENT OF EXPENSES IN ADVANCE

Expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding, whether civil, criminal, arbitral, administrative, regulatory or investigative, by an individual who may be entitled to indemnification pursuant to Section 6.1, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.5.CLAIMS

If a claim by a director or officer for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the person entitled to indemnification hereunder has been received by the corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.6.INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

6.7.INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.8.OTHER SOURCES

The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.9.THE CORPORATION

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

6.10.EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

6.11.CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII.

GENERAL MATTERS

7.1.CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2.EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.3.STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the chairman and the vice-chairman of the board of directors, the chief executive officer, the president, any vice-president, the chief financial officer, any assistant treasurer, the secretary and any assistant secretary of the corporation shall be an authorized officer for this purpose) representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.4.SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.5.LOST CERTIFICATES

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6.CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.7.DIVIDENDS

The directors of the corporation, subject to any restrictions contained in (i) the Delaware General Corporation Law or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

7.8.FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

7.9.SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10.TRANSFER OF STOCK

Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws.  Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11.STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

7.12.REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13.EXCLUSIVE FORUM.

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7.13.

ARTICLE VIII.

AMENDMENTS

Subject to the provisions of the corporation’s certificate of incorporation, the bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.